UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 City Centre Drive Suite 501
Mississauga, Ontario, Canada		L5B 1M5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 628-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	TSNDF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common shares, no par value, trade over-the-counter on OTCQX Best Market under the trading symbol “TSNDF”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed below in Item 5.07, at the 2025 annual meeting of shareholders (the “Annual Meeting”) of TerrAscend Corp. (the “Company”) held on June 24, 2025, the Company’s shareholders approved the amendment of certain outstanding stock options held by insiders of the Company, including Ziad Ghanem, the Company’s President and Chief Executive Officer, Keith Stauffer, the Company’s Chief Financial Officer, and Lynn Gefen, the Company’s Chief People and Legal Officer, Corporate Secretary. Pursuant to the amendment, conditional on each such insider continuing to perform his or her duties on behalf of the Company for a period of at least 12 months from June 24, 2025 (the “Amendment Service Requirement”), the original exercise price of the stock options held by such insider will automatically be modified to an exercise price that is equal to the volume weighted average trading price of the Company’s common shares on the Toronto Stock Exchange for the five trading days immediately preceding June 24, 2025. In the event that an insider does not fulfill the Amendment Service Requirement, the original exercise price of the stock options held by such insider will remain in effect and unmodified. As previously disclosed, on May 28, 2025, Mr. Stauffer notified the Company of his decision to resign as the Company’s Chief Financial Officer, effective July 18, 2025. Therefore, Mr. Stauffer is not expected to fulfill the Amendment Service Requirement.

All other terms and conditions relating to the stock options held by such Company insiders will remain unmodified. The terms and conditions of the amendment of the stock options are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 28, 2025.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 24, 2025 virtually via a live audio webcast. As of April 25, 2025, the record date for the Annual Meeting, the Company had 293,004,431 common shares outstanding. Of that number, 195,103,325 common shares were represented in person or by proxy at the Annual Meeting. The Company’s shareholders voted on each of the following proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Directors

Each of the five individuals listed below was elected at the Annual Meeting to serve on the Company’s Board of Directors (the “Board”) until the close of the next annual meeting of shareholders of the Company following his or her election, or any postponement(s) or adjournment(s) thereof, unless his or her office is vacated earlier or until his or her successor is elected or appointed. The final voting results are as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Craig Collard	154,140,823	726,722	N/A
Kara DioGuardi	151,700,891	3,166,954	N/A
Ira Duarte	154,141,122	726,723	N/A
Ed Schutter	154,142,148	725,397	N/A
Jason Wild	154,261,935	605,910	N/A

Proposal 2: Ratification of the Re-Appointment of Auditor

The Company’s shareholders ratified the re-appointment of MNP LLP, Chartered Professional Accountants, of Toronto, Ontario, as the Company’s auditor and independent registered public accounting firm for the ensuing year at a remuneration to be fixed by the Company’s Board. The final voting results are as follows:

Votes For	Votes Withheld	Broker Non-Votes
193,909,629	1,193,696	N/A

Proposal 3: Approval of Option Amendment Resolution

The Company’s shareholders approved a resolution to modify the exercise prices of an aggregate of 3,706,250 stock options of the Company held by certain insiders of the Company, subject to the insider meeting a service period requirement, from their current respective exercise prices to the exercise prices set forth in the Management Information Circular and Proxy Statement dated April 28, 2025. The final voting results are as follows:

Votes For	Against	Broker Non-Votes
49,849,207	12,793,583	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	June 24, 2025	By:	/s/ Ziad Ghanem
Ziad Ghanem President & Chief Executive Officer